Exhibit 10.2
SWAP TRANSACTION CONFIRMATION

Date:	December 22, 2009

To:	Nordstrom, Inc. (“Counterparty”)

Address:	1617 6TH AVENUE SUITE 500
SEATTLE WA
98101 USA

Email:	Robert.Sari@Nordstrom.com

Attention:	Robert Sari

From:	Wachovia Bank, N.A. (“Wachovia”)

Ref. No:	4220047
Dear Robert Sari:
This confirms the terms of the Transaction described below between Counterparty and Wachovia. The definitions and provisions contained in the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. Fixed Amounts and Floating Amounts for each applicable Payment Date hereunder will be calculated in accordance with the ISDA Definitions, and if any Fixed Amount and Floating Amount are due for the same Payment Date hereunder, then those amounts shall not be payable and instead the Fixed Rate Payer shall pay the positive difference, if any, between the Fixed Amount and the Floating Amount, and the Floating Rate Payer shall pay the positive difference, if any, between the Floating Amount and the Fixed Amount.
1. The terms of the particular Transaction to which the Confirmation relates are as follows:

Transaction Type:	Interest Rate Swap

Currency for Payments:	U.S. Dollars

Notional Amount:	USD 250,000,000.00

Term:

Trade Date:	December 21, 2009

Effective Date:	December 23, 2009

Termination Date:	January 15, 2018, subject to adjustment in accordance with the Following Business Day Convention for all purposes, except as otherwise stated below.

Fixed Amounts:

Fixed Rate Payer:	Wachovia

Period End Dates:	Semi-annually on the 15th of each January and July commencing January 15, 2010, through and including the Termination Date; No Adjustment.

Payment Dates:	Semi-annually on the 15th of each January and July commencing January 15, 2010, through and including the Termination Date, subject to
Wachovia: 4220047

2/3

adjustment in accordance with the Following Business Day Convention; provided that the Fixed Rate Payer Period End Dates shall be subject to No Adjustment.

Business Day Convention:	Following

Business Day:	London and New York

Fixed Rate:	6.25%

Fixed Rate Day Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	Counterparty

Period End Dates:	Semi-annually on the 15th of each January and July commencing January 15, 2010, through and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Payment Dates:	Semi-annually on the 15th of each January and July commencing January 15, 2010, through and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Business Day Convention:	Modified Following

Business Day:	London and New York

Floating Rate for initial	0.23188% (excludes Spread)

Compounding Period:

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 Month

Spread:	Plus 2.856%

Floating Rate Day Count Fraction:	Actual/360

Floating Rate determined:	Two London Banking Days prior to each Reset Date.

Reset Dates:	The first day of each Compounding Period.

Compounding:	Flat Compounding Applicable

Compounding Dates:	Monthly on the 15th of each month, subject to the Modified Following Business Day Convention

Rounding convention:	5 decimal places per the ISDA Definitions.
2. The additional provisions of this Confirmation are as follows:

Calculation Agent:	Wachovia

Payment Instructions:	Wachovia Bank, N.A.
CIB Group, ABA 053000219
Ref: Derivative Desk (Trade No: 4220047)
Account #: 04659360006116

Wachovia Contacts:	Settlement and/or Rate Resets:
1-800-249-3865
1-704-383-8429

Documentation:
Tel: (704) 715-7051
Wachovia: 4220047

3/3

Fax: (704) 383-9139

Collateral:
Tel: (704) 383-9529
Please quote transaction reference number.

Payments to Counterparty:	Per your standing payment instructions or debit authorization if provided to Wachovia, as relevant. If not provided, please contact us in order for payment to be made.

Phone: 1-800-249-3865 Fax: 1-704-383-8429
Documentation
This Confirmation supplements, forms part of, and is subject to, the Master Agreement between Wachovia and Counterparty dated as of November 06, 2009, as amended and supplemented from time to time (the “ISDA Master Agreement”). All provisions contained or incorporated by reference in the ISDA Master Agreement will govern this Confirmation except as expressly modified herein.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

Very truly yours,
Wachovia Bank, N.A.

By:
Name: Title:	Tracey Bissell Vice President

Ref. No. 4220047

Accepted and Confirmed as of date first written above:
Nordstrom, Inc.

By:	/s/ Robert E. Campbell
Name:	Robert E. Campbell
Title:	Treasurer and Vice President — Investor Relations
Wachovia: 4220047